UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2019

Commission File Number 333-215568

Xplosion Incorporated
(Exact name of registrant as specified in its charter)

Nevada	30-0942823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 223 – 468 North Camden Drive
Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

1-310-601-3080

(Registrant’s telephone number)

n/a

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

Effective the 24th day of May 2019, a Land Lease Acquisition Agreement (the “Agreement”) was entered into by and between Xplosion Incorporated (“Obligor”), and Xplosion (Oregon) Corporation, a 100% wholly-owned subsidiary of Xplosion Corporation (“Seller”) , and Good Life Holdings Corporation (“Buyer”), a British Columbia Corporation.

For further definition of the transaction, the Seller holds exclusive Lease rights as provided under a previously disclosed 25-year Prepaid Lease to three contiguous tax lots which when combined total 588.80 acres, which based on Jackson County, Oregon, USA assessment records, where the land is located, is inclusive of 62.94 acres of Irrigable land. As per allowable terms as defined under the 25-year Prepaid Lease, the Seller has entered into this Agreement to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, by way of payment to the Obligor, the rights and obligations of Seller specifically to that 62.94 acres of the land defined as Irrigable land; and

Each of the Boards of Directors of the Obligor and the Buyer have each determined that it is advisable and in the best interests of their respective shareholders for Buyer to acquire control of the 62.94 acres from the Seller by way of a cash payment and the issuance of common shares of the Buyer (the "Acquisition Shares") to the Obligor. and

It is also defined and understood and agreed between the Obligor and the Buyer that the block of shares to be issued to the Obligor from the Buyer as partial payment at Closing, shall be held in trust by the Obligor on behalf of its own shareholders until such date that the Buyer advises it has proceeded to undertake a Prospectus or other form of Registration to become a publicly traded Company in Canada, whereby it is herein then understood between the parties that each outstanding share of Buyer held in Trust by the Obligor will then at that time be issued out to each of the existing shareholders of the Obligor as a dividend payable to each of those shareholders at that time, based on such proportionate means as is herein calculated by and based on the portion of the acquisition price to be covered by said shares (the “Dividend Shares”); and

In consummation and closing of the Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, by way of payment to the Obligor, all of Seller’s right, title and interest in the 62.94 acre portion of Irrigable Land as covered under the Land Lease Agreement between the Obligor, Seller and the Land Owner; with the Buyer then assuming and operating the 62.94 acres of Irrigable Land; and

The aggregate purchase price for the Closing of the transaction will be One million Nine Hundred and Sixty-six Thousand Eight Hundred and Seventy-Five Dollars ($1,966,875 USD), payable by the Buyer in the equivalent conversion to Canadian Dollars of Two million Six Hundred and Forty Five Thousand Dollars ($2,645,000 CAD), (the “Purchase Price”). Distributions for this sale will be made by way of $645,000 CAD payable as cash, along with the equivalency of $2,000,000 CAD paid via the issuance of 20,000,000 shares of the Buyer common shares to the Obligor (it is understood that such shares will be held in Trust by the Obligor until such future “Buyer Registration Date” when they will then be treated as Dividend Shares by the Obligor and released from Trust as distributed benefit to its existing shareholders based on a predetermined proportionate calculation.. From the date of execution of the Agreement being May 24, 2019, the Buyer shall have until no later than the date of July 31, 2019, if not earlier provided, to satisfy and deliver all of the cash and the securities due as payment by way of delivery of a certificate by courier to the address as defined., in order to effectuate the Final Closing Date of the transaction; and

In the event the Agreement does not close by the deadline date, then unless mutually agreed between the parties to grant and extension or to otherwise re-negotiate, the transaction will be declared null and void with no penalties to be incurred by any of the parties to the transaction.

Item 9.01 Exhibit(s):

(d) Exhibits

Exhibit No:	Description:

1.1	Land Lease Acquisition Agreement (dated May 24th, 2019)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPLOSION INCORPORATED

Date: May 28, 2019	By:	/s/ Eugenio Gregorio /s/
	Name:	Eugenio Gregorio
	Title:	President, CEO, CFO, Secretary, and Treasurer (principal executive officer, principal financial officer and principal accounting officer)

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